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                                                                    EXHIBIT 23.1

              CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement
(Form S-8 No. 33-        ) pertaining to the 1996 Credit Management Solutions,
Inc. Non-Qualified Stock Option Plan, Shares Sold by Selling Stockholders and 1996 Employee Stock Purchase Plan of our report dated January 24, 1997, with respect to the consolidated financial statements of Credit Management Solutions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



/s/ Ernst & Young LLP

Baltimore, Maryland
April 24, 1997